Exhibit 99.1

Medley Capital Corporation Announces Stockholders’ Meeting Results and Intention to Reconvene on March 6, 2014

New York, NY (February 11, 2014) - Medley Capital Corporation (NYSE: MCC) (the "Company") announced today the results of its annual meeting of stockholders (the "Annual Meeting") held on February 11, 2014.

At the Annual Meeting, Brook Taube, John E. Mack and Karin Hirtler-Garvey were re-elected to the Company’s Board of Directors. Each director re-elected will serve a term that expires at the Company’s 2017 Annual Meeting or until his or her successor is elected and qualified. In addition, the stockholders ratified the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

To permit additional time to solicit stockholder votes for the third proposal found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 3, 2014 (the “Proxy”), the proposal to authorize the Company, with the approval of its board of directors, to sell shares of its common stock at a price or prices below the Company’s then current net asset value per share in one or more offerings, subject to certain conditions as set forth in the proxy statement (including, without limitation, that the number of shares issued does not exceed 25% of the Company’s then outstanding common stock, at a price below, but no more than 20% below, its then current net asset value), the Company’s Annual Meeting was adjourned and scheduled to reconvene on March 6, 2014 at 10:00 a.m. (Eastern Time). You will be able to virtually attend the reconvened Annual Meeting, vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/MCC2014. Prior to the reconvened Annual Meeting, you will be able to vote electronically at www.proxyvote.com. You will also be able to participate via telephone. The telephone number for participation at the reconvened Annual Meeting is 1-866-524-3159. Stockholders who have not voted or wish to change their vote on the third proposal found in the Proxy are encouraged to do so promptly.

ABOUT MEDLEY CAPITAL CORPORATION

The Company is an externally-managed, non-diversified closed-end management investment company that has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended. The Company's investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender targeting private debt transactions ranging in size from $10 to $50 million to borrowers principally located in North America. The Company's investment activities are managed by its investment adviser, MCC Advisors LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

ABOUT MCC ADVISORS LLC

MCC Advisors LLC, an affiliate of Medley LLC (“Medley”), is a registered investment adviser under the Investment Advisers Act of 1940, as amended. Medley specializes in credit investing, including direct private lending and corporate credit related strategies and provides first lien, second lien and unitranche term loans to lower middle-market and middle-market companies with an investment size between $7-50 million. Medley will support acquisition and growth financings, leveraged buyouts, management buyouts, bank debt restructurings, CAPEX, Chapter 11 exit financing and DIP financing. Medley is headquartered in New York with offices in San Francisco.

FORWARD-LOOKING STATEMENTS

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

SOURCE: Medley Capital Corporation

Contact:

Richard T. Allorto

212.759.0777